May 29, 2013

Kingsway Financial Services Inc.
150 Pierce Road, 6th Floor
Itasca, IL 60143

Re: Seven-Year Redeemable Warrants to Purchase Common Shares
Ladies and Gentlemen:
We have acted as counsel for Kingsway Financial Services Inc., a corporation incorporated under the Business Corporations Act (Ontario) (the “Company”), in connection with a rights offering by the Company to holders of record of shares of its common stock, no par value per share (the “Common Shares”), of transferable subscription rights (the “Subscription Rights”) entitling the holders thereof to purchase units each consisting of one Common Share, one seven-year, redeemable Warrant to purchase one Common Share per each Warrant (each such Warrant, a “Series A Warrant”) and one ten-year, non-redeemable Warrant to purchase one Common Share per each Warrant (each such Warrant, a “Series B Warrant” and, together with the Series A Warrants, the “Warrants”), pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus contained therein (the “Prospectus”).
The Series A Warrants will be issued pursuant to a warrant agreement (the “Series A Warrant Agreement”) to be entered into between the Company and a warrant agent (the “Series A Warrant Agent”) and the Series B Warrants will be issued pursuant to a warrant agreement (the “Series B Warrant Agreement”) to be entered into between the Company and a warrant agent (the “Series B Warrant Agent”)
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
We have examined (i) the Registration Statement, (ii) the Prospectus, (iii) the Series A Warrants, (iv) the Series B Warrants and (v) the forms of the Series A Warrant Agreement and the Series B Warrant Agreement filed as exhibits to the Registration Statement. We have also examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed that each of the Series A Warrant Agreement and the Series B Warrant Agreement will be substantially in the form filed as an exhibit to the Registration Statement. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.
Based on and subject to the foregoing and subject to the other qualifications, limitations, assumptions and exceptions set forth herein, we are of the opinion that:
1.    The Series A Warrants will constitute binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a Series A Warrant Agreement relating to the Series A Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Series A Warrant Agent named in the Series A Warrant Agreement; (iii) the Board of Directors of the Company (the “Board”) or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Articles of Incorporation, as amended and By-Law No. 5 of the Company authorizing the execution and delivery of the Series A Warrant Agreement and the issuance and sale of the Series A Warrants; (iv) all necessary action shall have been taken by the Company to authorize the issuance and sale of the Common Shares issuable upon exercise of the Series A Warrants; and (v) certificates, if any, representing the Series A Warrants shall have been duly executed, countersigned and issued in accordance with the Series A Warrant Agreement and shall have been duly delivered upon due and proper exercise of the Subscription Rights to the purchasers thereof against payment of the agreed consideration therefor.
2.    The Series B Warrants will constitute binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a Series B Warrant Agreement relating to the Series B Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Series B Warrant Agent named in the Series B Warrant Agreement; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Articles of Incorporation, as amended and By-Law No. 5 of the Company authorizing the execution and delivery of the Series B Warrant Agreement and the issuance and sale of the Series B Warrants; (iv) all necessary action shall have been taken by the Company to authorize the issuance and sale of the Common Shares issuable upon exercise of the Series B Warrants; and (v) certificates, if any, representing the Series B Warrants shall have been duly executed, countersigned and issued in accordance with the Series B Warrant Agreement and shall have been duly delivered upon due and proper exercise of the Subscription Rights to the purchasers thereof against payment of the agreed consideration therefor.
Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.
For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Series A Warrants or Series B Warrants:
(i) such Series A Warrants or Series B Warrants being offered will be issued and sold as contemplated in the Registration Statement and the Prospectus;
(ii) the execution, delivery and performance by the Company of the Series A Warrant Agreement or the Series B Warrant Agreement, as applicable, and the issuance sale and delivery of the Series A Warrants or the Series B Warrants, respectively, will not (A) contravene or violate the Articles of

Incorporation, as amended and By-Law No. 5 of the Company, (B) violate any law, rule or regulation applicable to the Company, (C) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);
(iii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and
(iv) the Articles of Incorporation, as amended and By-Law No. 5 of the Company, each as currently in effect, will not have been modified or amended and will be in full force and effect.
We have further assumed that each of the Series A Warrants, the Series B Warrants, the Series A Warrant Agreement and the Series B Warrant Agreement will be governed by the laws of the State of New York.
With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument, (ii) such Instrument has been duly authorized, executed and delivered by each party thereto and (iii) such Instrument was at all times and is a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto; except that we make no such assumptions with respect to the Company.
This opinion letter is limited to the laws of the State of New York. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the Province of Ontario, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or in each case as to any matters arising thereunder or relating thereto.
We hereby consent to the filing of this opinion letter as an Exhibit to the Company's Registration Statement on the date hereof, and to all references to our firm included in or made a part of the Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.
Very truly yours,
/s/ Sidley Austin LLP